September 2019 Accel Entertainment – Research Analyst Day Exhibit 99.1

Use of Projections This presentation contains financial forecasts prepared by TPG Pace Holdings Corp. (“Pace”) with respect to certain financial metrics of Accel Entertainment, Inc. (“Accel”), including, but not limited to, revenues (gaming, other, and gross), gross profit, adjusted EBITDA, adjusted net income, net debt, net leverage, capital expenditures, M&A, Unlevered Free Cash Flow, organic revenue, EBITDA margin, unlevered P/E, levered P/E, and P/E. Neither Pace’s independent auditors, nor the independent registered public accounting firm of Accel, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These financial forecasts and projections were prepared by Pace and not by the management of Accel, and these financial forecasts and projections should not be relied upon as being necessarily indicative of future results. Neither Pace nor Accel undertakes any commitment to update or revise the projections, whether as a result of new information, future events, or otherwise. In this presentation, certain of the above-mentioned projected information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective forecasts are indicative of the future performance of Pace or Accel or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Forward-Looking Statements This presentation includes “forward-looking statements.” Forward-looking statements may be identified by the use of words such as "forecast," "intend," "seek," "target," “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, synergies, prospects, and other aspects of the businesses of Pace, Accel, or the combined company after completion of any proposed business combination are based on currently available information and current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed business combination; (2) the risk that the proposed business combination disrupts current plans and operations of Accel or its subsidiaries or Pace as a result of the announcement and consummation of the business combination; (3) the inability to complete the transactions contemplated by the proposed business combination; (4) the inability to complete the proposed private placements as set forth in subscription agreements between Pace and certain investors; (5) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (6) the inability to successfully retain or recruits officers, key employees, or directors following the proposed business combination; (7) effects on Pace's public securities' liquidity and trading; (8) the market's reaction to the proposed business combination; (9) the inability to meet the NYSE's listing standards following the consummation of the proposed business combination; (10) the lack of a market for Pace's securities; (11) Pace's and Accel's financial performance following the proposed business combination; (12) costs related to the proposed business combination; (13) changes in applicable laws or regulations; (14) the possibility that Accel’s acquisition of 100% of the outstanding membership interests of Grand River Jackpot, LLC may not occur at all, or that the expected benefits of such acquisition may not occur; (15) the possibility that Pace or Accel may be adversely affected by other economic, business, and/or competitive factors; and (16) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission ("SEC") by Pace. Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this presentation are based on our current expectations and beliefs concerning future developments and their potential effects on Pace and the Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Prospectus filed by Pace with the SEC and those described in the section entitled “Risk Factors” in Pace’s annual report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as well as Pace’s other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements. Industry and Market Data In this presentation, Pace and Accel rely on and refer to information and statistics regarding market shares in the sectors in which Accel competes and other industry data. Pace and Accel obtained this information and statistics from third-party sources, including reports by market research firms. Pace and Accel have supplemented this information where necessary with information from discussions with Accel’s customers and their own internal estimates, taking into account publicly available information about other industry participants and Accel’s management’s best view as to information that is not publicly available. Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including Adjusted EBITDA, EBITDA margin, Adjusted Net Income, Free Cash Flow, Unlevered Free Cash Flow, P/E, ROIC, and net leverage. Adjusted EBITDA is calculated as revenue less gaming taxes, revenue sharing, direct operating expenses, and SG&A expenses (including anticipated public company costs). Unlevered Free Cash Flow (“FCF”) is calculated as Adjusted EBITDA less total capital expenditures. Accel’s Adjusted Net Income is adjusted for tax-effected route amortization expense, stock based compensation, and other expenses. Adjusted Net Income is used for Accel’s P/E ratios. Management believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Accel’s financial condition and results of operations. Pace believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Other companies may calculate non-GAAP measures differently, and therefore the non-GAAP measures of Accel included in this presentation may not be directly comparable to similarly titled measures of other companies. Important Information

Important Information (continued) No Representations or Warranties This presentation does not purport to contain all of the information that may be required to evaluate a possible transaction. No representation or warranty, express or implied, is or will be given by Pace or Accel or any of their respective affiliates, directors, officers, employees, or advisers or any other person as to the accuracy or completeness of the information in this presentation (including as to the accuracy or reasonableness of statements, estimates, targets, projections, assumptions, or judgments) or any other written, oral, or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions, or misstatements, negligent or otherwise, relating thereto. Accordingly, none of Pace and Accel or any of their respective affiliates, directors, officers, employees, or advisers or any other person shall be liable for any direct, indirect, or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed. This presentation is not intended to constitute and should not be construed as investment advice and does not constitute investment, tax, or legal advice. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of Pace’s, Accel’s, their respective affiliates, nor Pace’s, Accel’s or their affiliates’ directors, officers, employees, members, partners, shareholders, or agents makes any representation or warranty with respect to the accuracy of such information. This presentation is an expression of Pace’s interest in Accel and does not constitute an offer or agreement to acquire Accel; it being understood that the terms of any such acquisition would be set forth in definitive documents in form and substance satisfactory to the parties and executed by them. Re-Audit: The historical financial numbers for Accel presented in this presentation, while audited, are subject to revision based on the completion of a re-audit by an independent registered public accounting firm. While Pace and Accel do not anticipate that there will be material differences in the historical financial numbers presented for Accel from the re-audited historical financial numbers, no assurance can be given that there will be any differences, material or otherwise. Additional Information and Where to Find It In connection with the proposed business combination, Pace has filed with the SEC a preliminary registration statement on Form S-4 (the “Preliminary Registration Statement”), and intends to file with the SEC a definitive registration statement on Form S-4 (the "Registration Statement"), each of which includes or will include a proxy statement/prospectus with respect to the securities to be issued in connection with the transactions contemplated by the proposed business combination. The definitive Registration Statement will contain important information about the transactions contemplated by the proposed business combination and related matters. INVESTORS AND SECURITY HOLDERS OF PACE AND ACCEL ARE URGED AND ADVISED TO CAREFULLY READ THE PRELIMINARY REGISTRATION STATEMENT AND, WHEN THEY BECOME AVAILABLE, AMENDMENTS THERETO AND THE REGISTRATION STATEMENT. The Preliminary Registration Statement, and amendments thereto, the Registration Statement and other relevant materials (when they become available) and any other documents filed by Pace with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Registration Statement by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. In addition, Pace has filed with the SEC a definitive proxy statement on Schedule 14A (the “Extension Proxy”) with respect to an extraordinary general meeting of the shareholders of Pace to consider and vote upon, among other things, a proposal to amend Pace's amended and restated memorandum and articles of association to extend the date by which Pace has to consummate a business combination from September 30, 2019 to December 31, 2019 (the “Extension”). The Extension Proxy will contain important information about the proposed Extension and related matters. COMPANY SHAREHOLDERS ARE URGED AND ADVISED TO READ THE EXTENSION PROXY CAREFULLY. The Extension Proxy and other relevant materials and any other documents filed by Pace with the SEC may be obtained free of charge at the SEC's website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Extension Proxy by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Participants in the Solicitation Pace and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Pace’s shareholders in connection with the proposed business combination. Information about Pace’s directors and executive officers is set forth in Pace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 13, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Pace shareholders in connection with the proposed business combination will be set forth in the Registration Statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the Registration Statement that Pace intends to file with the SEC. Pace, Accel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Pace's shareholders in connection with the proposed Extension. Information about Pace's directors and executive officers is set forth in Pace's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 13, 2019. These documents are available free of charge at the SEC's web site at www.sec.gov, or by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Pace shareholders in connection with the proposed Extension will be set forth in the Extension Proxy for the proposed Extension when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Extension will be included in the Extension Proxy that Pace has filed with the SEC. No Offer or Solicitation This presentation is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed business combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and applicable regulations in the Cayman Islands.

Transaction Summary

TPG PACE HOLDINGS

NYSE: TPGH

Sponsored Public Listing

ACCELENTERTAINMENT®

NYSE: ACEL

Transaction Overview

- TPG Pace Holdings Corp. ("Pace" or "TPGH") a $460 million special purpose acquisition company ("SPAC") has entered into a transaction agreement with the shareholders of Accel Entertainment, Inc. ("Accel")
  - On August 29, 2019, Accel announced that it entered into a definitive agreement to acquire Grand River Jackpot, LLC ("Grand River") in an accretive transaction for a total enterprise value ("TEV") of $108 million(1)
  - Pace expects to effect Accel's public listing for $984 million and target net debt of $92 million(2), resulting in $893 million initial market capitalization
  - Represents an attractive entry multiple of 8.4x - 8.9x 2020E Adj. EBITDA, 10.5x – 11.3x 2020E Unlevered FCF, and 13.9x - 15.2x 2020E P/E, given near-term EBITDA growth of over 20% per year and recent legislation expanding video gaming
  - Accel's founders and management are rolling over 80% of their shares of Accel into the publicly listed company
- Transaction combines a strong entrepreneurial team and best-in-class operations with a strong balance sheet and public acquisition currency

Accel is the best-in-class gaming-as-a-service platform and biggest video gaming operator in the U.S.(3)

1. TEV of $108mm based on $100mm cash consideration at closing plus $9.5mm earnouts that are expected to be fully realized and discounted to present value at 8%
2. Net debt includes NPV of Grand River earnouts assumes $9.5mm earnouts are fully realized and discounted to present value at 8%.
3. Accel is the largest video gaming terminal operator on an Adjusted EBITDA basis in the U.S.

Note: Projections are Pace estimates. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software and assume no M&A in 2020 and 2021
With respect to projections and Non-GAAP financial measures, see page 2 "Use of Projections" and "Use of Non-GAAP Financial Measures" under "Important Information", page 51 "Historical Financial Summary", and page 52 "Non-GAAP to GAAP Reconciliation"

TPG PACE HOLDINGS CORP. 4

Why Invest in Accel Entertainment? Delivering Industry Leading Growth Favorable tailwinds expect to continue with significant backlog of locations yet to go-live Unique Asset Light Business Model Contracted recurring revenues and best-in-class ROICs Multiple Ways to Create Value Organic expansion opportunities, new markets, and product expansion plus accretive M&A Balance Sheet Strength Well positioned to fund investment opportunities and return capital to shareholders Positioned to Drive Shareholder Returns Opportunity for earning growth, free cash flow yield and multiple expansion The combination of a strong balance sheet and an asset light business model allows accel to deliver industry leading growth

Accel’s Record Q2 Results and Attractive Recent Add-On Transaction Validate Pace’s Investment Thesis Multiple Opportunities to Invest for Growth Attractive Fundamental Valuation Highly Visible EBITDA Growth Substantial FCF Generation from a Unique Asset-Light Model Strong Balance Sheet

Accel's Senior Management Team

Executive		Relevant Experience
Andy Rubenstein *President, CEO, & Director*		▪ Chairman and CEO, responsible for overall business operations ▪ Prior to Accel, Andy was the owner and operator of the largest liquor store chain in central Illinois by revenue after starting his career at Arthur Andersen Consulting ▪ Vast experience of successfully introducing progressive retail and customer service strategies ▪ BA (Economics) and MA (International Finance & Economics) from Brandeis University
Derek Harmer *General Counsel & Chief Compliance Officer*		▪ Practiced law for 22 years → 19 years in the gaming industry ▪ Currently serves as the Secretary of the Illinois Gaming Machine Operators Association ▪ Previously worked at Stadium Technology, Progressive Gaming International, and WMS Gaming ▪ Former Deputy Attorney General on Nevada Gaming Control Board and Gaming Commission ▪ BA (Criminal Justice) from University of Illinois at Chicago; JD from Drake University School
Brian Carroll *Chief Financial Officer*		▪ Controls financial reporting, treasury, count room processing, route collections, and security ▪ Previously an executive and consultant at various companies focused on M&A / restructurings ▪ Appointed by a federal judge to serve as a Special Master in the Southern District of Ohio Federal Court mediating complex financial litigation ▪ CPA, BA (Finance) from Loyola U.; MBA. (Accounting) from DePaul Univ.; JD John Marshall Law
Mark Phelan *Chief Revenue Officer*		▪ Focuses on revenue optimization, cost efficiencies, technology, and data analytics ▪ Previously a portfolio manager at a $100mm single family office based in San Francisco ▪ Former Managing Director and Head of Trading Desk for Convertible Bonds at Piper Jaffray and Head of Asian Derivatives Trading Desk at DRW Holdings ▪ BA (English), MA (International Relations), and MBA (Accounting) from University of Chicago
Mike Pappas *EVP of Business Development & Government Relations*		▪ Over 40 years of route gaming / amusements experience ▪ Managing Member of Fair Share Gaming, LLC and Fair Share Amusements (acquired by Accel in 2017) ▪ Serves on the board of the Illinois Gaming Machine Operators Association ▪ B.S. (Accounting) from University of Illinois at Chicago

Highly qualified management team with significant gaming experience

TPG PACE HOLDINGS CORP. 7

Key Business Model Attributes

Gaming-as-a-Service Business Model

Terminal Operators

ACCELENTERTAINMENT®

Owns and operates up to 6 VGTs and 1 redemption machine per location[(1)]



Video Gaming Terminals

Long-term contract (up to 8 years)

Net Terminal Income Split[(2)]



Terminal Operator 32.6%
Location Owner 32.6%
Scientific Games 0.9%
Taxes 34.0%

~92% Payouts on Bets

Licensed Establishments



Drives traffic to generate other revenues (drinks, food, etc.)



VIDEO Slots

Players

Steady recurring revenue business that nets both Accel and Licensed Establishments ~$80,000 – $100,000 of gross profit annually

1. Some large truck stops are eligible to host up to 10 VGTs. Terminal operators may also sell and maintain other amusement machines or other devices
2. Newly legislated tax / revenue sharing enacted to begin July 1, 2020 vs. current tax rate of 33% between Jul-2019 to Jun-2020

TPG PACE HOLDINGS

TPG PACE HOLDINGS CORP.

9

Gaming-as-a-Service Model has Numerous Advantages vs. Traditional Casinos Casinos Gaming-as-a-Service Advantages Primary Customer Relationship Individual Players ✘ Wide catchment area Small Businesses ✔ Highly local footprint B2B / business service play with long-term contracts Closest option for gamers Growth Prospects ✘ Prone to disruption: Largely mature, low single-digit growth ✔ Underpenetrated ✔ Fast growing Winning share and disrupting casinos’ feeder markets given players’ preference for convenience and proximity Capital Intensity ✘ Capital Intensive: Significant outlays for real estate and non-gaming offerings ✔ Asset light highest return VGTs ✔ Scale / route efficiencies More strategic flexibility with less legacy costs Business Model Issues ✘ Hold Adj. EBITDA ✘ Construction Impact ✘ Weather Adjustments ✔ Highly Predictable KPIs Consistent, steady revenue with short cycle times between capital investment and cash flow Recurring Revenue ✘ N/A ✔ Highly diversified location portfolio ✔ Long-term contracts Location diversification and long-term contracts provide stability to revenue base Disruptive gaming-as-a-service play provides entertainment in locations closer to consumers in a capital efficient way

Distributed Gaming… Standout for Growth Prospects Making the most popular form of gaming… … more convenient drives outsized growth Nevada 1H19 LTM Revenue $ Millions Low-limit slots are a huge market that has been growing at double-digit rates in Illinois Source: Nevada Gaming Control Board, Illinois Gaming Board (1) Low Limit Slots includes slots with a max bid of $1 or less. Excludes $3.3bn associated with Multi-Denomination slots, which will also capture some small bets. 2016 – 2018 Gross Gaming Revenue CAGR % (1) ~4x >13x

Gaming Has Been Resilient in Recessions

Total U.S. Gaming: YoY Revenue Growth %

Domestic gaming revenues are generally quite defensive → overall industry experienced a minor slowdown in the last recession and rapidly recovered within 3 years



Significant impact from several state-wide smoking bans enacted during 2007-2009 (e.g. IL, LA, MD, OR, PA)
8%
6%
4%
2%
–
(2%)
(4%)
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017

Comparable Commercial Slots vs. Table Revenues

Higher-end table games drove most of the decline in the prior Recession → slots revenue was more stable and only down ~2-3% from peak-to-trough



Gaming Revenues Rebased to 100 at 2007(1)
Slots
Tables
105
100
95
90
85
80
75
70
2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017

Representative Cycle-Resistant Market: Iowa Gaming Historical Performance

Commercial regional gaming markets are more stable than Las Vegas due to a more stable local player base

Iowa is a mature market with more than 2x slots density than IL



Positions
Iowa Gaming
Revenue ($mm)
25,000
20,000
15,000
10,000
5,000
--
2,000
1,600
1,200
800
400
--
00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17
Total Gaming Positions
Gaming Revenue ($mm)

Low-limit slots are resilient as consumers typically continue to engage in locally convenient, low cost forms of entertainment even in a recession

Accel's pipeline of signed locations provides a solid cycle buffer and as the economy weakens creates added incentive for new locations to go live

(1) Select commercial gaming markets, per Capital One Industry Research's definition and focused on more mature and representative regional gaming markets, adjusted for adjacent new supply, cannibalization between markets, and excluding additive new supply and destination markets

Source: State Gaming Boards, UNLV Center for Gaming Research, Capital One, and Marquette Advisors "Iowa Gaming Market Analysis" (Oct 2017)

Note: See page 2 "Industry and Market Data" under "Important Information"

TPG PACE HOLDINGS CORP. 12

Attractive Unit Economics

PF 2020E Summary Financials

$ in millions	PF 2020E
# of Locations	~2,570
Gross Revenue	$561 - $593
Gross Profit	$195 - $206
% Margin	*35%*
Adjusted EBITDA	**$110 - $117**
% Margin	*20%*
Facilities / Maintenance Capex	$6
% of Revenue	*1%*
Equipment Capex	$17
Total Capex	**$23**
Unlevered Free Cash Flow	**$87 - $94**

20% Corporate ROICs[1]

Sustained **~20%** Adj. EBITDA Margins

Average Payback on New Location: **~1.5 Years**

Maintenance Capex: **1-2% of Revenue**

Average Residual Contract Length: **7.1 Years**[2]

98% Contract Renewal Rate

Robust unit economics driven by differentiated business model and strong contract coverage

1. ROIC defined as operating profit after tax divided by average invested capital as of LTM Q2 2019
2. Average residual contract length is pro-forma for the Grand River Jackpot acquisition.

Note: Projections are Pace estimates. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software and assume no M&A in 2020 and 2021
With respect to projections and Non-GAAP financial measures, see page 2 "Use of Projections" and "Use of Non-GAAP Financial Measures" under "Important Information", page 51 "Historical Financial Summary", and page 52 "Non-GAAP to GAAP Reconciliation"

TPG PACE HOLDINGS CORP. 13

Accel has Strong Track Record of Growth Since Inception Annual Gross Revenue ($mm) 50% CAGR Annual Adjusted EBITDA ($mm) 68% CAGR Accel has grown rapidly over the last 6 years through a combination of organic growth and M&A 1. Run-rate EBITDA analysis assumes current backlog of signed contracts go live with 5 VGTs per location and achieve a run-rate hold per day (HPD) at a 10% increase over Accel’s average HPD at a 23% contribution margin. Includes the impact from new legislation enacted in June 2019 and assumes additional 6th VGT in 400 existing high performance locations at $139 HPD and an overall 10% increase to Pace’s base case HPD due to higher betting limits Note: With respect to Non-GAAP financial measures, see page 2 "Use of Non-GAAP Financial Measures" under Important Information (1) (1)

TAM / Growth Opportunities

PF Accel – Geographic Location Density Accel Standalone Locations (as of 1H19) Grand River Jackpot Locations (as of May 2019) 18 5 4 11 10 10 13 2 1 5 2 14 13 8 2 1 2 3 16 6 1 2 6 1 16 9 1 6 2 8 11 3 24 38 1 3 5 6 1 18 57 8 100 104 34 6 24 9 29 47 11 104 18 3 7 8 27 12 28 85 310 19 24 20 70 17 50 39 3 5 1 2 1 1 2 3 64 75 6 2 9 4 9 12 29 18 28 100+ 51 - 100 26 - 50 11 - 25 1 - 10 1 2 1 2 1 32 3 6 8 26 23 23 3 40 12 5 3 13 3 1 3 2 8 5 13 18 3 3 2 2 5 1 1 1 2 4 3 45 63 4 1 6 14 6 1 3 17 100+ 51 - 100 26 - 50 11 - 25 1 - 10 Significant penetration opportunities remain Source: Accel management, Fifth Third / Fantini Research

Significant Total Addressable Market Opportunity

2025E TAM



Accel 2019E PF
Revenue: $0.5bn
Illinois
2025E(1)
$3+bn
Existing Markets(2)
$10+bn
+New Markets(3)
$20-25bn
+New Products(4)
$30-35bn

Existing Markets(2)

- Illinois (Chicago)
- Louisiana
- Montana
- Nevada
- Oregon
- Pennsylvania
- South Dakota
- West Virginia
- Georgia

New Markets(3)

- Colorado
- Delaware
- Florida
- **Indiana**
- Iowa
- **Kansas**
- Maine
- **Maryland**
- Massachusetts
- Michigan
- **Mississippi**
- **Missouri**
- New Jersey
- New Mexico
- New York
- Ohio
- Oklahoma
- Rhode Island

New Products(4)

Large opportunity to enter the expanding sports betting and mobile markets

Gaming-as-a-Service is the fastest growing segment in gaming and has a very large TAM

1. Assumes Illinois market grows at 15% CAGR based on further penetration in existing cities and legalization of opt-out municipalities such as Chicago (bottoms up analysis suggests potential growth of up to 2x-3x)
2. Video gaming revenues for Louisiana, Montana, Nevada, Oregon, South Dakota, and West Virginia growing at 2% CAGR through 2025. Also includes management's estimate for PA run-rate revenue of ~$1.7bn and existing potential revenue of ~$1.3bn from Georgia's coin-operated amusement machines
3. Assumes video gaming legalization in all other states that currently allow commercial or tribal casinos driving run-rate revenue at 20% current casino revenues in those states
4. Based on Accel management and industry estimates
5. Based on Eilers & Krejcik's "Gaming Slot & Table Counts" report

Note: See page 2 "Industry and Market Data" under "Important Information". Based on state gaming boards and AGA "State of the States" 2017 casino survey

TPG PACE HOLDINGS CORP.
17

Estimated Video Gaming Opportunity in Illinois

Based on Establishments that Currently Have Liquor Licenses[1]

Locations (k)



Addressable Today
Potentially Addressable
7.0
16.2
9.3
20.6
4.4
23.8
3.2
Live Establishments
Currently Addressable
In Chicago
In Other Opt-Out Municipalities
vs. IL Current
+130%
+200%
+240%

Based on Density of Comparable Video Gaming States[2]

VGTs (k)



Implied Add'l IL VGTs at Each State Density (k)
32
67
35
79
47
100
68
131
99
202
170
Illinois (Current)
Iowa
Nevada
Illinois (Higher Density)
South Dakota
Montana
Avg. Pop/VGT
375
190
160
127
97
63
vs. IL Current
+110%
+150%
+210%
+310%
+530%

Illinois Video Gaming TAM:
$3+bn

1. Based on retailer liquor license data from the Illinois Liquor Control Commission
2. Population counts from latest U.S. Census Bureau estimates. Slots counts based on state gaming boards' annual reports as of FY 2018. Illinois data as of end of period Q2 2019 based on Illinois Gaming Board monthly video gaming reports

TPG
TPG PACE HOLDINGS CORP.
18

Favorable Tailwinds for Continued Growth Stable New License Issuance (IL)… …Drives New Location Openings… ... And Steady VGT Growth Accel continues to outpace market growth Accel % Total 19% 18% 26% 26% 26% Source: Illinois Gaming Board, Accel management Statewide Licenses Issued # of Locations Total Open Locations End of Period Total In-Service VGTs End of Period

Fragmented Landscape in Illinois

Top 6 Terminal Operators by Location (as of June 2019)
Accel Pro Forma for Grand River

Segment Share	32%	18%	7%	6%	5%	4%	29%
# Add'l Locations since YE16	+1,046	+541	+146	+76	(54)	+58	(151)
Δ Segment Share since YE16	+11%	+6%	+1%	0%	(2%)	0%	(16%)



2,208
1,238
476
395
377
302
2,007
ACCELENTERTAINMENT.
J&J Ventures GAMING
GOLD RUSH GAMING
(1)
PRAIRIE STATE GAMING
GEM
IGS ILLINOIS GAMING SYSTEMS
46 Other Terminal Operators
GRAND RIVER jackpot

Accel's Competitive Wins



34
104
149
109
48
2015
2016
2017
2018
YTD 1H19
Signed Competitive Conversions

Average ~3 Years for Location to Go Live

of Terminal Operators



~80
(35%)
52
2015
1H19

Illinois VGT Industry is consolidating, with the number of Terminal Operators falling by ~35% since 2015

Accel's cost efficiency enables it to operate profitably in locations with less revenue and develop the largest VGT footprint in Illinois

1. Prairie State Gaming is also known as Illinois Gaming Investors, LLC and was acquired by Penn National Gaming in July 2015
2. Represents total signed contracts pending go-live as of 6/30/19

Source: Illinois Gaming Board, Scientific Games terminal operator portal, Accel management.
Note: See page 2 "Industry and Market Data" under "Important Information"

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Growth Opportunities Both In and Out of Illinois

Illinois Opportunities	Out of State Opportunities

Illinois Opportunities

- **Addition of 6th VGT at Each Licensed Establishment**
- **Recently Increased Bet Limits**
- **Legalization of VGTs in Chicago**
- **Potential Addition of Sports Betting**
- **Player Tracking / Loyalty Programs**
- **Other use of "tethered distribution" model**

Out of State Opportunities


GA

Expand into Georgia coin-operated amusement machines. Establishes foothold for potential future expansion into Distributed Gaming


MT
WV
OR
SD
NV
LA

Enter existing established markets via the acquisition of an existing local platform


MO
IN
MS
PA

Establish presence in new markets if new legislation is passed. Accel was recently granted a provisional license in Pennsylvania and expects to begin operations

Accel has numerous avenues available to pursue future growth

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Near-term Opportunities Future Growth Drivers Multiple Additional Non-modeled Growth Levers Accel stands to benefit from a number of potential non-modeled upside opportunities New Products Potential to put sports betting kiosks into existing locations Accel can provide above-board and competitive alternatives to “grey-gaming” offerings Legalization in New States Potential for other states to expand gaming laws in the near-term (e.g. Missouri) Accel would be a favored entrant as a bona fide and transparent operator Expansion in Other Existing States Strategic expansion into nascent markets via organic openings or M&A Participation in more mature video gaming markets (e.g. Nevada, Georgia, or Montana) Continued Penetration Continued municipality opt-ins (e.g. Chicago) Expand footprint in Pennsylvania New Customers / Digital Marketing Launch Player Rewards Program to maximize players’ wallet share Corporate customers have been slow to adopt video gaming but are beginning to partner with reputable operators such as Accel

Q2 2019 Update

Key Q1 and Q2 KPIs – Industry-Leading Growth(1) Locations (#) Revenue ($mm) Video Gaming Terminals (“VGTs”) (#) Adjusted EBITDA ($mm)(3) Average Hold per Day ($)(2) Backlog (as of Q2 2019) 1. Prior to Grand River Jackpot acquisition 2. Hold Per Day (HPD) calculated as net terminal income / days per measurement period / average # of VGT’s 3. Adjusted EBITDA is calculated as revenue less gaming taxes, revenue sharing, direct operating expenses, and SG&A expenses Note: With respect to Non-GAAP financial measures, see page 2 "Use of Non-GAAP Financial Measures" under Important Information, page 51 "Historical Financial Summary" and page 52 "Non-GAAP to GAAP Reconciliation”

Accel Revenue Growing Rapidly Year over Year Revenue Growth (%) Accel has grown revenue well in excess of the broader industry over the last two years Source: Accel management as of June 2019, SunTrust Robinson Humphrey Research.

Location Trends by Vintage Revenue by Vintage ($mm)(1) Stable base of topline growth and predictable revenue maturation curve as new locations are signed up Hold Per Day per Month since Opening by Vintage ($)(2) 1. Run-rate revenue based on annualized revenue from pre-2019 installed base and adjusted for full-year equivalent of 1H 2019 location contributions 2. As of June 2019. Monthly hold per day calculated based on monthly net terminal income divided by average of 30.4 days per month in service No evidence of vintage erosion as minimal churn is offset by revenue growth New locations are maturing faster and are above average quality

Grand River Acquisition Update

Accel is a Disciplined Buyer Acquired locations typically improve performance as a result of Accel’s operating rigor Acquired Year: 2013 2014 2014 2014 2016 2017 2018 2018 # Locations Acquired 51 8 10 27 122 121 23 71 Total % Increase +68% +59% +58% +41% +13% +14% +4% +8% Source: Accel management as of June 2019 Acquisition Track Record Playbook to Drive Synergies Enhanced Route Efficiencies Implement Relationship Management Optimize Equipment Mix Better Marketing & Data Analytics Back Office Synergies Rationalize Underperforming Locations

Grand River Jackpot – Company Overview

GRAND RIVER jackpot

Accel's M&A Playbook

- ✓ Optimize Equipment Mix
- ✓ Implement Relationship Management
- ✓ Better Marketing & Data Analytics
- ✓ Enhanced Route Efficiencies
- ✓ Back Office Synergies
- ✓ Rationalize Underperforming Locations

Grand River Jackpot – Key Facts

As of May 2019:

- **Locations**: 446
- **Live VGTs**: 1,854
- **Average HPD**: ~$84
- **Average Remaining Contract Term**: 5.8 years
- **2019E Revenue**: $57 million
- **2019E Adjusted EBITDA**: $12 million
- **Outlook**: low to mid-teens near-term EBITDA growth
- **Employees**: 96
- **Facilities**: 2 Hubs & 1 Satellite Office

Transaction Summary

Purchase Price	▪ $108mm TEV[1] – $100mm cash consideration at closing (est. 8/31/19)[2] – $2.5mm 1 year post-close if Grand River profit exceeds $19mm (est. 8/31/20) – $7mm 3 years post-close if Grand River profit exceeds $19mm (est. 8/31/22)
Financing	▪ Accel to fund 100% in cash via amended existing credit facility[3]
Timing	▪ Anticipated closing on 9/16/19 subject to confirmatory due diligence and other customary approvals

Strong fit for Accel

1. TEV of $108mm assumes $9.5mm earnouts are fully realized and discounted to present value at 8%
2. Including non-refundable deposit
3. Accel's existing credit facility was amended and upsized to accommodate the Grand River acquisition

Note: Projections are Pace estimates. With respect to projections and Non-GAAP financial measures, see page 2 "Use of Projections" and "Use of Non-GAAP Financial Measures" under "Important Information", page 51 "Historical Financial Summary", and page 52 "Non-GAAP to GAAP Reconciliation"

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PF Accel – Geographic Location Density Accel Standalone Locations (as of 1H19) Grand River Jackpot Locations (as of May 2019) 18 5 4 11 10 10 13 2 1 5 2 14 13 8 2 1 2 3 16 6 1 2 6 1 16 9 1 6 2 8 11 3 24 38 1 3 5 6 1 18 57 8 100 104 34 6 24 9 29 47 11 104 18 3 7 8 27 12 28 85 310 19 24 20 70 17 50 39 3 5 1 2 1 1 2 3 64 75 6 2 9 4 9 12 29 18 28 100+ 51 - 100 26 - 50 11 - 25 1 - 10 1 2 1 2 1 32 3 6 8 26 23 23 3 40 12 5 3 13 3 1 3 2 8 5 13 18 3 3 2 2 5 1 1 1 2 4 3 45 63 4 1 6 14 6 1 3 17 100+ 51 - 100 26 - 50 11 - 25 1 - 10 Grand River Jackpot significantly strengthens Accel’s position in Southern and Western Illinois Source: Accel management, Fifth Third / Fantini Research

Regulatory Update

Illinois Regulatory Update

Regulatory Update & Impact on Accel		Run-Rate EBITDA[1]
6th VGTs	▪ New gaming expansion bill passed in June increased the maximum number of VGTs per location from 5 to 6 (some large trucks stops are now eligible for up to 10 VGTs) ▪ On August 14th, emergency rules for issuing keys to Terminal Operators were published in the Illinois Register, making them effectively immediately (with a comment period that will run alongside for 120 days) → keys enable Accel to proceed with VGT installation without an Illinois Gaming Board ("IGB") agent on-site ▪ Accel is currently working with the IGB and key suppliers to coordinate logistics for key delivery → timing is uncertain, but expected shortly ▪ Pace projects Accel to install a 6th VGT at 400 existing locations → **Expected deployment starting in Q4 2019**	**+$4 million**
Higher Betting Limits & Payouts	▪ The gaming expansion bill increased the maximum single wager from $2.00 to $4.00 ▪ Maximum single payouts have also been increased from $500 to $1,199 and progressive jackpots are now allowed up to $10,000 ▪ New betting parameters require installation of new software into existing VGTs. Release timing of approved software from manufacturers has not been provided, likely Q4 2019 / Q1 2020 ▪ Pace expects the higher betting parameters to drive increased gaming demand → **Pace projects 3%-10% higher hold per day beginning in Q1 2020 following new software installation**	**+$3 million – $11 million**

Full year impact, particularly in 2020 will depend on regulatory timing

1. Run-rate EBITDA analysis assumes current backlog of signed contracts go live with 5 VGTs per location and achieve a run-rate HPD at a 10% increase over Accel's average HPD at a 23% contribution margin. Includes the impact from new legislation enacted in June 2019 and assumes 6th VGT in 400 existing high performance locations at $139 HPD and an overall 10% increase to Pace's base case HPD due to higher betting limits

Note: Projections are Pace estimates. With respect to projections, see page 2 under "Use of Projections" under "Important Information"

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Model Drivers

Simple Economic Model Building Blocks → Key Pace Assumptions

Annual Location Growth	**Market Growth / New Openings:** 250-275 openings *less* 125 closures	+ **Competitive Conversions:** 40-60 conversions	+ **Acquisitions:** No acquired locations modeled in Pace forecast	+ **Expansion in Pennsylvania:** ~5 new openings

× **Predictable Maturation Curves**	**Consistent trend across vintages of steady improvement in hold per day with no sign of saturation. Currently $139 HPD on average for Standalone Accel, pro forma for GRJ blended HPD will be ~$125 for 2019E** **3-5% same store sales growth**
× **Long-term Contracts**	**7.1 years average length of portfolio (pro forma for GRJ)**
× **Stable EBITDA Margin**	**Modest operating leverage as business continues to scale**

= **Highly Visible Future Cash Flows**
Adding ~$20mm EBITDA in 2020 and 2021

Note: Assumptions exclude sports expansion and the impact / benefit of player tracking which is expected to be enabled by the Illinois Gaming Board in 2020
With respect to projections on this page, see page 2 "Use of Projections" under "Important Information"

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Location Portfolio Building Blocks

Accel's Annual Licenses Won


1,035
197
838
985
177
808
1,077
285
792
1,037
270
767
485
126
359
2015
2016
2017
2018
YTD 1H19
Other TOs
Accel's New Licenses

Accel % Total	19%	18%	26%	26%	26%

Average ~7 Months for Location to Go Live → **+240-260 new openings**

Accel's Competitive Wins


34
104
149
109
48
2015
2016
2017
2018
YTD 1H19
Signed Competitive Conversions

Average ~3 Years for Location to Go Live → **+40-60 competitive conversions**

Accel's Historical Churn

Lower revenue impact from churn as closed businesses typically have lower holds per day and profitability vs. portfolio average

Historical Renewal Rate[1]: 98%

Average Closures[2]: ~10-12 / month

→ many of these closures are reopened under new management and licenses

→ **~125 annual closures**

Accel's Signed Contract Backlog[3]

Accel's salesforce is actively signing up new businesses and competitive locations to create a highly visible pipeline

As of 2Q19


343
177
166
Scheduled to Go Live in 2020+
Scheduled to Go Live in 2H19
Signed Contracts Pending Go-Live

1. Represents percentage of existing contracts available for renewal that were renewed
2. Average monthly closures since 2014
3. Represents total signed contracts pending go-live as of 6/30/19

Note: With respect to projections, see page 2 "Use of Projections" under "Important Information"

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Accel Location Growth Components Steady organic growth enhanced by strategic M&A Source: Accel management as of June 2019 (1) Net 2016+ Acquisitions are net of rationalization of underperforming locations. (1) % Organic Growth Since 2016 32% 64% 69% 39%

Location Trends by Vintage Revenue by Vintage ($mm)(1) Stable base of topline growth and predictable revenue maturation curve as new locations are signed up Hold Per Day per Month since Opening by Vintage ($)(2) 1. Run-rate revenue based on annualized revenue from pre-2019 installed base and adjusted for full-year equivalent of 1H 2019 location contributions 2. As of June 2019. Monthly hold per day calculated based on monthly net terminal income divided by average of 30.4 days per month in service No evidence of vintage erosion as minimal churn is offset by revenue growth New locations are maturing faster and are above average quality

Tax Rate, Capex and Working Capital

Tax Assumptions	▪ Accel is a cash tax payer with an assumed corporate tax rate of 29% ▪ Tax D&A from existing assets expected to be ~9% of revenue PLUS bonus depreciation equal to 100% of current year capex
Facilities & Maintenance Capex	▪ Historically facilities and vehicle purchases, moving forward largely maintenance ▪ ~1% of Revenue
Expansion Capex	▪ Expansion Capex tied to go-live of new locations ▪ Each location requires 5 – 6 VGTs and 1 redemption machine ▪ VGTs cost ~$13,000 each (mix of new and refurbished secondhand machines) and redemption machines cost ~$12,500 each
Net Working Capital	▪ Negative working capital balance expected to grow over time (largely driven by accrual of state tax and establishment revenue share) ▪ Net working capital expected to be roughly ~(2-3%) of revenue

Note: With respect to projections on this page, see page 2 "Use of Projections" under "Important Information"

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Accel – Pro Forma Financials # Locations Revenue ($mm) Adjusted EBITDA ($mm) Capital Expenditures ($mm) Grand River’s acquisition reinforces Accel’s strong growth and low capital intensity business model (1) (1) (1) (1) PF 2020 and 2021 EBITDA range driven by timing of implementation of regulatory changes (6th VGT and new software) and magnitude of associated HPD uplift (3% - 10%) 1. PF 2019 represents a full year impact of the Grand River acquisition and 40 additional acquired locations à reported 2019 results will be lower due to only partial year contribution from Grand River following expected closing on September 16, 2019 Note: Projections are Pace estimates. Assumes 6th VGT is added in 400 of Accel’s high performance locations with installation starting in Q4 2019 and rollout of new gaming software associated with increased bet limits. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software and assumes no M&A in 2020 and 2021. With respect to projections and Non-GAAP financial measures, see page 2 “Use of Projections” and “Use of Non-GAAP Financial Measures" under “Important Information”, page 51 "Historical Financial Summary“, and page 52 "Non-GAAP to GAAP Reconciliation”

Transaction Update

Accel vs. Publicly-Traded Comparable Companies

	PF Accel	Gaming Peers Above 10% ROIC	Gaming Peers Below 3x Net Leverage	Route-Based Service Peers
2019E Net Leverage	0.9x	2.9x	1.8x	2.8x
2019E-2021E Revenue CAGR	18%	7%	10%	5%
ROIC(1)	20%	14%	16%	11%
2020E TEV / Adj. EBITDA	8.4x-8.9x	10.5x	11.1x	14.7x
2020E TEV / Unlevered FCF	10.5x-11.3x	13.6x	14.5x	19.5x
2021E TEV / Adj. EBITDA	7.1x-7.7x	9.7x	10.2x	13.4x
2021E TEV / Unlevered FCF	8.9x-9.6x	12.0x	12.8x	17.6x

Accel is well-positioned given the market's rewarding of high ROIC / low leverage peers

1. ROIC defined as operating profit after tax divided by average invested capital as of LTM Q2 2019, except most recent reporting for Aristocrat Leisure which is as of LTM Mar-19, Cintas which is as of LTM May-19, and Unifirst which is as of LTM May-19. Accel's ROIC is pro forma Grand River as of FY 2019

Note: Gaming peers above 10% ROIC comprised of Eldorado Resorts, Monarch Casino & Resort, Las Vegas Sands, Wynn Resorts, Aristocrat Leisure and Churchill Downs. Gaming peers with net leverage less than 3x comprised of Monarch Casino & Resort, Las Vegas Sands, Aristocrat Leisure, and Churchill Downs. Route-based business services peers comprised of Waste Management, Cintas, UniFirst, The Brink's Company, Iron Mountain, Stericycle, Rollins, and ServiceMaster Global Holdings.

See page 2 "Industry and Market Data", "Use of Projections", and "Use of Non-GAAP Financial Measures" under "Important Information" and page 52 "Non-GAAP to GAAP Reconciliation". Other companies may calculate similar financial measures differently than Accel and therefore may not be directly comparable to Accel

Source: Capital IQ and company filings. Market data as of August 30, 2019

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Accel vs. Gaming Peers

Valuation vs. Growth



x20E Unlevered FCF(1)
Bubble represents ROIC(2)
Regional / Local Casino Operators
Electronic Gaming & Technology
Destination w/Asian Exposure
20.0x
18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
10.5x - 11.3x
CHDN
ALL.AX
LVS
CZR
ERI
RRR
GDEN
MGM
SGMS
WYNN
TSG
EVRI
BYD
PENN
IGT
AGS
MCRI
PF Accel
0%
5%
10%
15%
20%
25%
30%
Organic Growth (excl. M&A) (18-20E EBITDA CAGR)

ROIC(2)



Avg Gaming Comps ROIC: 9%
PF
20%
LVS 19%
ALL.AX 19%
CHDN 16%
WYNN 11%
ERI 11%
MCRI 10%
EVRI 9%
TSG 7%
RRR 7%
SGMS 7%
IGT 7%
AGS 6%
BYD 6%
MGM 5%
GDEN 5%
CZR 5%
PENN 3%
0%
5%
10%
15%
20%
25%

Accel has a unique gaming value proposition → visibility into growth, asset light model and low capital intensity driving superior ROIs, and defensive low leverage

1. Unlevered FCF calculated as Adjusted EBITDA less total capex
2. ROIC defined as operating profit after tax divided by average invested capital as of 1H 2019. Accel's ROIC as of FY 2019

Note: 2018 EBITDA for peers is pro forma for acquisitions to date to make organic growth comparable: Boyd acquired several casino operators in mid 2018; Caesars acquired Centaur Gaming in Nov 2018; Churchill Downs acquired several casino properties in 2018; Eldorado Resorts acquired Tropicana Entertainment in Oct 2018; PlayAGS acquired Integrity Gaming in Feb 2019; Penn National acquired Pinnacle Entertainment in Oct 2018; and Stars Group acquired Sky Betting in Jul 2018.

See page 2 "Industry and Market Data", "Use of Projections", and "Use of Non-GAAP Financial Measures" under "Important Information" and page 52 "Non-GAAP to GAAP Reconciliation". Other companies may calculate similar financial measures differently than Accel and therefore may not be directly comparable to Accel

Source: Capital IQ and company filings. Market data as of August 30, 2019

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Accel's Business Model vs. Peers


TEV / 2020E Adj. EBITDA
8.4x - 8.9x
~9x
~15x

	(PF Grand River)	Regional / Local Casino Operators	Route-Based Service Providers
Focus on Route Density & Optimization	✓	✗	✓
Strong Recurring Revenue	✓	✗	✓
High Customer Retention	✓	✗	✓
Low Fixed Costs	✓	✗	✓
Low Capital Intensity	✓	✗	✗
Accretive / High Synergy M&A	✓	~	✓
2018-2020E Organic Revenue CAGR[(1)]	20-23%	~6%	~3%
2020E Adjusted EBITDA Margin	~20%	~27%	~23%
2020E Total Capex % Revenue	~4%	~6%	~6%
TEV / 2020E Unlevered FCF	10.5x - 11.3x	~11x	~19x
2020E P/E	13.9x – 15.2x	~16x	~26x
2020E Unlevered P/E[(2)]	15.0x - 16.2x	~19x	~27x
2019E Net Leverage	0.9x	~5x	~3x

Accel's recurring revenue and operational similarity to route-based services provides a compelling path to multiple re-rating

1. 2018 EBITDA for peers is pro forma for acquisitions to date to make organic growth comparable.
2. Assumes no leverage (i.e. market cap = TEV). Net income excludes tax-effected interest expense

Note: Diversified gaming peers comprised of Caesars Entertainment, Eldorado Resorts, Monarch Casino & Resort, Boyd Gaming, Red Rock Resorts, Penn National Gaming, and Golden Entertainment
Route-based business services peers comprised of Waste Management, Cintas, UniFirst, The Brink's Company, Iron Mountain, Stericycle, Rollins, and ServiceMaster Global Holdings
See page 2 "Industry and Market Data", "Use of Projections", and "Use of Non-GAAP Financial Measures" under "Important Information" and page 52 "Non-GAAP to GAAP Reconciliation". Other companies may calculate similar financial measures differently than Accel and therefore may not be directly comparable to Accel

Source: Capital IQ and company filings. Market data as of August 30, 2019

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Key Transaction Terms Transaction Highlights Enterprise value to Pace shareholders of $984mm (8.4x – 8.9x 2020E Adj. EBITDA, 10.5x – 11.3x 2020E Unlevered FCF) $461mm from Pace cash in trust, including interest, and $48mm PIPE raise Post money net debt balance of $84mm Pace Sponsor and certain directors of Pace to retain 7.5mm shares at closing 2 million out of 11.25 million sponsor shares deferred as earnout shares and 1.25 million cancelled Pace Sponsor will transfer 500,000 sponsor shares into a foundation created for charitable efforts in the communities Accel currently operates or plans to operate in 1/3 of private warrants cancelled Existing Accel shareholders who roll 30% or more of their stock to receive their pro rata share of 3mm earnout shares and 2.4mm private warrants(1) Accel and Pace earnouts vest in 3 equal tranches based on the following triggers: 2021 Earnout Tranche – $12 share price or LTM $120mm EBITDA achieved(2) 2022 Earnout Tranche – $14 share price or LTM $140mm EBITDA achieved(2) 2023 Earnout Tranche – $16 share price or LTM $160mm EBITDA achieved(2) Closing expected in November 2019 Use of Proceeds $350mm cash consideration to existing Accel shareholders Accel founders and management to roll 80% of equity stake Other investors to elect mix of cash vs. equity consideration Transaction fees of ~$43mm, including Pace deferred underwriting fees Remaining cash on balance sheet for accretive capital deployment Management and Independent Board Current Accel management to continue to run the business 4 independent directors 1. Substantially similar terms to Pace’s private warrants 2. Earnout thresholds are expected to increase by approx. $12 million pro forma Grand River to be consistent with the Transaction Agreement Note: With respect to projections and Non-GAAP financial measures, see page 2 “Use of Projections” and “Use of Non-GAAP Financial Measures" under “Important Information”, page 51 "Historical Financial Summary“, and page 52 "Non-GAAP to GAAP Reconciliation”

Summary Transaction Terms – Pro Forma Grand River Acquisition

Pro Forma Valuation

	At Close
Illustrative Share Price ($)(1)	$10.25
Shares Outstanding (mm)	87
Initial Market Capitalization ($mm)	**893**
PF Net Debt ($mm)(2)	84
NPV of Grand River Earnouts ($mm)(2)	8
TEV to Market ($mm)	**984**

Entry Multiples	Metric ($mm)	x		Metric	x
2020E Adj. EBITDA	**110 - 117**	**8.4-8.9x**	**2021E**	**128 - 138**	**7.1-7.7x**
2020E Unlevered FCF	**87 - 94**	**10.5-11.3x**	**2021E**	**102 - 110**	**8.9-9.6x**
2020E P/E	**59 - 64**	**13.9-15.2x**	**2021E**	**73 - 79**	**11.4-12.2x**
2020E 3x Lvg P/E(3)	52 - 57	12.2-13.5x	2021E	64 - 69	10.1-10.9x

PF Capitalization (Nov-19 Est. Closing)

	$mm
RCF	33
Term Loan & Other Debt(2)	167
less: Cash & Other Investments(2)(6)	(116)
Net Debt	**84**
x 2019E EBITDA	**0.9 x**
WACD(2)	**L + 170**

Sources & Uses (Estimated)

Sources	$mm
Existing SPAC Cash in Trust (as of Q2 2019)	461
PIPE	48
Total Sources	**509**

Uses	
Transaction Fees	43
Cash to Sellers(6)	350
Deleveraging	117
Total Uses	**509**

Post Transaction Ownership (Estimated)(5)


Accel Founders & Mgmt; 19%
Foundation; 1%(4)
Pace Sponsor(4) Entities; 8%
Other; 15%
PIPE; 5%
Pace Public; 52%

Float at Close 72%

1. Transaction share price based on amount of cash in trust including interest as of 6/30/2019; PIPE raised at $10.22 / share
2. Debt includes additional debt from $100mm Grand River cash consideration and recent capex investments. Cash & Other Investments includes $5mm convertible note and proceeds from vested existing Accel option-holders who will convert pre-close. NPV of Grand River earnouts assumes $9.5mm earnouts are fully realized and discounted to present value at 8%. L+250 rate steps down to L+170 at Closing
3. Levered P/E based on Accel at 3x net leverage (L+250 interest rate)
4. Pace Sponsor has agreed to cancel 1.25mm founder shares, defer 2mm founder shares as earnout subject to share price targets, and transfer 0.5mm founder shares into a foundation created for charitable efforts in the communities Accel currently or plans to operate in. Pace Sponsor shares will be split across a number of entities with different beneficial owners each holding less than 5%
5. Other outstanding instruments: 15mm public warrants for 15mm shares at $11.50 per share; 7.3mm private warrants for 7.3mm shares at $11.50 per share; 2.0mm sponsor earnout shares and 3.0mm Accel founder / management earnout shares subject to 3 tranches of Adjusted EBITDA or share price thresholds of: 1) $120mm 2021 Adjusted EBITDA or $12.00 share price; 2) $140mm 2022 Adjusted EBITDA or $14.00 share price; and 3) $160mm 2023 Adjusted EBITDA or $16.00 share price → earnout thresholds are expected to increase by approx. $12 million pro forma Grand River to be consistent with the Transaction Agreement
6. Assumes existing Accel shareholders elect a total consideration mix of 54% cash and 46% equity inclusive of Clairvest electing 100% cash, although Clairvest can elect any cash / equity mix at its discretion. To the extent that Accel shareholders elect a consideration mix with less cash and more equity than anticipated cash to sellers will decrease and deleveraging will increase.

Note: With respect to projections and Non-GAAP financial measures, see page 2 "Use of Projections" and "Use of Non-GAAP Financial Measures" under "Important Information", page 51 "Historical Financial Summary", and page 52 "Non-GAAP to GAAP Reconciliation"

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Post-Transaction Balance Sheet Firepower Illustrative Balance Sheet Capacity Accel will have significant flexibility to pursue multiple growth avenues for value creation Note: Projections are Pace estimates. With respect to projections, see page 2 “Use of Projections” under “Important Information”

Accel has a Straightforward Value Creation Plan Execute on Backlog to Deliver Growth Benefit from Gaming Expansion Bill Invest for Sustained Growth Use Strong Balance Sheet Accel is executing on its strategic vision to drive value creation for shareholders New Locations Competitor Conversion Refill backlog with new sales M&A Synergies 6th VGT per Location Higher Bet Limits Accretive M&A New States New Products Accretive M&A Share Buybacks Dividends YTD 2019 Accomplishments

Transaction Timeline Date Event June 2019 $45 million PIPE committed (upsized by $3 million in August) Transaction Agreement executed / announced July 2019 Accel shareholders issued drag notice Preliminary Extension proxy filed with the SEC Shareholder lawsuit Filed August 2019 Shareholder lawsuit voluntarily withdrawn Grand River acquisition announced September 2019 Q2 results & add-on acquisition update BAML Gaming & Lodging Conference Accel re-audit completed Preliminary proxy materials filed with the SEC with respect to the Business Combination Grand River expected closing Shareholder meeting for extension vote October 2019 Global Gaming Expo (G2E) Set record date for Business Combination shareholder vote Mail final proxy materials to shareholders with respect to the Business Combination November 2019 Hold Business Combination shareholder vote and close transaction Note: Subject to SEC review timetable Expected closing in November Key Upcoming IR Events

Appendix

Potential Successor Board Proposed Board of Directors Relevant Experience Andy Rubenstein CEO Karl Peterson Gordon Rubenstein Eden Godsoe Kathleen Philips David “Buzz” Ruttenberg TBD

Historical Financial Summary 1. Video Gaming Expenses includes Illinois state gaming taxes, Scientific Gaming revenue sharing, and Location revenue sharing. Note: With respect to Non-GAAP financial measures, see page 2 "Use of Non-GAAP Financial Measures" under Important Information and page 52 "Non-GAAP to GAAP Reconciliation.” Adjusted EBITDA, Adjusted Net Income, and Unlevered Free Cash Flow are non-GAAP financial measures that may not be comparable to other similarly titled measures of other companies. TPGH does not consider these non-GAAP measures in isolation or as an alternative to similar financial measures determined in accordance with GAAP.

Non-GAAP to GAAP Reconciliation 1. Stock-based compensation consists of options, restricted stock units and warrants 2. Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations

Illustrative Fully Diluted Share Count 1. Of original 11.25mm founder shares, TPGH sponsor has agreed to the cancellation of 1.25mm shares at closing, deferral of 2mm shares subject to earnout triggers, and transfer of 0.5mm shares to a foundation for charitable efforts in the communities Accel currently operates or anticipates operating in. Includes 200,000 Pace director shares 2. Assumes treasury share method for public and private warrants 3. 15.0mm public warrants issued as part of TPGH IPO with strike price of $11.50 and redemption price of $18.00 4. TPGH sponsor to receive 2mm earnout shares vesting in 3 equal tranches (0.7mm shares each) and Accel existing shareholders to receive 3mm earnout shares vesting in 3 equal tranches (1.0mm shares each) Earnout triggers: 1) $120mm 2021 EBITDA or $12.00 share price; 2) $140mm 2022 EBITDA or $14.00 share price; and 3) $160mm 2023 EBITDA or $16.00 share price à earnout thresholds are expected to increase by approx. $12 million pro forma Grand River to be consistent with the Transaction Agreement 5. 7.3mm private warrants issued as part of TPGH IPO with strike price of $11.50. 1/3 of private warrants to be cancelled. 2.4m warrants issued to sellers at substantially similar terms to Pace’s private warrants.

Go Live – the assigned date a location’s VGTs are activated and available to the public for play Hold Per Day (HPD) – post-acquisition net video gaming revenue per VGT per day Illinois Gaming Board (IGB) – state agency that regulates both casino gaming and video gaming in Illinois. Comprised of a five-member board (appointed by the Governor and confirmed by the Senate), and a large staff of investigators, enforcement agents, financial and licensing staff, and attorneys. The IGB investigates and issues licenses to persons and entities involved in gaming, and regulates all day-to-day gaming activities Number of Locations / VGTs – Accel’s counts are based on Scientific Games terminal operator portal data which is updated at the end of each gaming day and includes locations that may be temporarily closed but still connected to the central system; competitor counts are based on Illinois Gaming Board reported data which is updated ~2-3 weeks after month and only includes locations / VGTs that are licensed to be live on the last day of the month Net Terminal Income (NTI) – the difference between the cash deposited into the VGT and the winnings paid to players Redemption Machine – a payout terminal at which a player redeems a voucher for the payment of cash Terminal Operator (TO) – an individual, partnership, corporation, or limited liability company that is licensed and that owns, services, and maintains video gaming terminals in licensed establishments Illinois Video Gaming Act (VGA) – enacted in July 2009 and amended in June 2019, authorizing the placement of up to six VGTs in licensed retail establishments, truck stops (some large truck stops are eligible for up to 10), and veteran and fraternal establishments. The VGTs are all connected to and monitored by a Central Communications System Video Gaming Terminal (VGT) – any electronic video game machine that, upon insertion of cash, electronic cards or vouchers, or any combination thereof, is available to play or simulate the play of a video game, including but not limited to video poker, line up, and blackjack, utilizing a video display and microprocessors in which the player may receive free games or credits that can be redeemed for cash. Excludes machines that directly dispense coins, cash, or tokens or are for amusement purposes only. Commonly referred to as a VGT or slot machine Key Definitions